CONSENT OF INDEPENDENT AUDITORS


We hereby consent to the use in this Registration Statement on Form N-4 of The Sage Variable Annuity Account A, of our report dated April 27, 2006, relating to the statutory-basis financial statements of Valley Forge Life Insurance Company, which appears in such Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement.


/s/ PricewaterhouseCoopers LLP

New York, New York
September 29, 2006




            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We hereby consent to the use in this Registration Statement on Form N-4 of our report dated April 27, 2006, relating to the financial statements and financial highlights of The Sage Variable Annuity Account A, which appear in such Registration Statement. We also consent to the reference to us under the heading 'Experts' in such Registration Statement.


/s/ PricewaterhouseCoopers LLP

New York, New York
September 29, 2006